UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

WIRELESS TELECOM GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

AMENDMENT NO. 1 TO THE PROXY STATEMENT

DATED APRIL 29, 2022 FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 29, 2022

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend Wireless Telecom Group, Inc.’s definitive proxy statement for its annual meeting of shareholders (the “Meeting”), which was filed with the Securities and Exchange Commission on April 29, 2022 (the “Proxy Statement”), in order to disclose to the number of shares outstanding as of the record date, June 14, 2022. The number of shares outstanding as of June 14, 2022 is 21,370,098. All other items of the Proxy Statement are incorporated herein by reference without changes.

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

Important Notice Regarding to the Availability of Proxy Materials for the Meeting to be Held on July 29, 2022:

This change to the Proxy Statement in this Amendment No. 1 has been incorporated into the Notice of the Meeting and the Proxy Statement which are available on the internet at http://www.proxyvote.com. This material is first being distributed to stockholders on or about June 16, 2022, and should be read together with the Proxy Statement.

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